UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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U.S. ENERGY CORP.

950 S. Cherry Street, Suite 1515

Denver, Colorado 80246

Notice of Annual Meeting of Shareholders

July 24, 2018

Dear Shareholders:

We are pleased to provide you with notice of our 2018 Annual Meeting of Shareholders, and we invite you to attend the meeting in person, if possible. The timing, location and summary of each of the proposals to be voted upon are as follows:

Date:	Tuesday, September 11, 2018	Time:	8:30 AM MDT

Place:	950 S. Cherry Street, Suite 1515, Denver, Colorado 80246

Purposes:	1.	To elect the nominee for director identified in the accompanying proxy statement (John G. Hoffman) to serve until the third succeeding annual meeting of shareholders (to be held in 2021) and until his successor has been duly elected or appointed and qualified;
	2.	To ratify the appointment of EKS&H LLLP as our independent auditor for fiscal year 2018;
	3.	To approve, on an advisory basis, the 2017 compensation of the Company’s named executive officers;
	4.	To approve amendments to the U.S Energy Corp. Amended and Restated 2012 Equity and Performance Incentive Plan that increases the number of shares issuable under the plan, adds contractors of the Company as Eligible Individuals, as that term is defined in the plan, and increases the limitation on grants to an Eligible Individual;
	5.	To approve such other business as may arise that can properly be conducted at the Annual Meeting, or any adjournment or postponement thereof in accordance with the Bylaws of the Company.

The formal proxy statement that follows this letter provides extensive background information about each of the proposals, along with the recommendations of our Board of Directors to vote in favor of each of the proposals.

Only shareholders of record at the close of business on July 13, 2018 are entitled to receive notice of and to vote at the Annual Meeting. A copy of our Annual Report for the fiscal year ended December 31, 2017 is available at www.usnrg.com. Please read this information carefully before voting your proxy.

The Securities and Exchange Commission (“SEC”) allows companies to furnish proxy materials over the Internet, which reduces environmental impact as well as printing and mailing costs. Unless otherwise requested by the shareholder, we are mailing to each shareholder a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) instead of mailing paper copies of the proxy materials. The Notice of Availability contains instructions on how to access the proxy materials on the Internet, and also on how to request a paper copy of the proxy materials. All shareholders who do not receive a Notice of Availability will receive a paper copy of the proxy materials by mail.

Whether or not you plan to attend the meeting, please take the time to vote:

Ø	Via the internet – Go to the website shown on your proxy card or the Notice of Availability;
Ø	Via telephone – Call the toll free number shown on the Notice of Availability; or
Ø	Via mail – Complete, sign and date your proxy card and mail it in the postage paid envelope.

If you were a shareholder of record of the Company at the close of business on July 13, 2018, you may attend and vote at the meeting. The names of shareholders of record entitled to vote at the meeting will be available for review at the meeting and during regular business hours at our headquarters in Denver, Colorado.

If you wish to attend the meeting and vote in person, but you hold your shares through a broker or other nominee (i.e., your shares are held in “street name”), contact your broker or nominee promptly to obtain a “legal proxy” which you must bring to the meeting in order to vote in person at the meeting. Thank you for your support for the recommendations of our Board of Directors.

By Order of the Board of Directors

/s/ David A. Veltri
Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF PROXY MATERIALS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON SEPTEMBER 11, 2018

This Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available on our website www.usnrg.com and at www.proxyvote.com.

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U.S. ENERGY CORP.

950 S. Cherry Street, Suite 1515

Denver, Colorado 80246

PROXY STATEMENT

FOR 2018 ANNUAL MEETING OF SHAREHOLDERS
ON MONDAY, SEPTEMBER 11, 2018

This proxy statement (“Proxy Statement”) is provided in connection with a solicitation of proxies by the Board of Directors (the “Board”) of U.S. Energy Corp. (“U.S. Energy”, the “Company”, “we”, “our”, or “us”) for the annual meeting of shareholders to be held on Monday, September 11, 2018, at 8:30 am MDT at the corporate offices of U.S. Energy, 950 S. Cherry Street, Suite 1515, Denver, Colorado 80246 (the “Annual Meeting”), and at any adjournments of the meeting. On or about August 1, 2018, we began mailing the Notice of Internet Availability, and thereafter began mailing a full set of proxy materials to shareholders who request delivery of the materials in paper form.

GENERAL

Who Can Vote

Only holders of our common stock at the close of business on the record date of July 13, 2018 are entitled to receive notice of and to vote at the Annual Meeting. As of July 13, 2018, there were 13,109,035 shares of our common stock issued and outstanding.

You may hold your shares “of record” or in “street name.” The difference between shareholders of record and street name holders is:

●	Shareholder of Record. If your shares are registered directly in your own name with our transfer agent, Computer share Trust Company, Inc., you are considered to be the holder of record of those shares and you may vote directly via internet, by telephone, by mail or in person.

●	Street Name Shareholder. If your shares are held in a stock brokerage account or by a broker or other nominee, you are considered the “street name” holder, and the beneficial owner, of those shares and you have the right to direct your broker or nominee how to vote. However, since you are not the shareholder of record, you may not vote those shares in person at the Annual Meeting unless you obtain a “legal proxy,” which you must bring to the meeting in order to vote in person at the meeting.

Quorum and Voting Rights

A quorum for the meeting will exist if a majority of the voting power of the shareholders is present at the meeting, in person or represented by properly executed proxies delivered to us prior to the meeting. Shares of common stock present at the meeting that abstain/withhold from voting, or that are the subject of “broker non-votes,” will be counted as present for determining a quorum.

New York Stock Exchange (“NYSE”) Rule 452 governs discretionary voting by brokers of shares held in street name when beneficial owners have not instructed how such shares should be voted. Because the rule governs all brokers who are members of the NYSE, it affects all public companies that have shares held in street name, not just companies listed on the NYSE. Under the rule, such brokers have discretionary authority to vote street name shares on “routine” items such as the ratification of the Company’s appointment of auditors, but not on other matters, including the election of directors. Of the matters to be presented at the Annual Meeting, Proposal 2 (ratification of auditors) will be considered a routine matter for purposes of the rule. Accordingly, if your broker does not receive instructions from you, your broker will not be able to vote your shares on any of the other matters, and a “broker non-vote” will occur with respect to those matters.

You are entitled to one vote for each share of U.S. Energy common stock you hold, except that in the election of directors you may cumulate your votes. Cumulative voting generally allows each holder of shares of common stock to multiply the number of shares owned by the number of directors nominated for election, and to distribute the resulting number of votes among nominees in any proportion that the holder chooses.

Votes Needed

On Proposal 1, Election of Directors, nominees in a number equal to the seats to be filled on the Board who receive a plurality of votes cast will be elected as directors. If you withhold your shares from voting, your shares will not be counted for any director. Withheld votes and broker non-votes will have no effect on the election of directors.

Each of the other proposals, and any other matter which properly comes before the meeting in accordance with the Bylaws of the Company, will be approved or ratified, as the case may be, if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions and broker non-votes are not considered votes cast and they will have no effect on such proposals.

How Your Proxy Will Be Voted; Recommendation of the Board

The Board is soliciting a proxy to provide you with the opportunity to vote on all matters scheduled to come before the meeting (as stated in the Notice of Annual Meeting which accompanies this Proxy Statement), whether or not you attend in person.

The Board recommends you vote as follows on the five proposals stated in the Proxy Statement:

●	For Proposal 1 – election of the nominee for director, John G. Hoffman, to serve until the third succeeding annual meeting of shareholders (to be held in 2021) and until his successor has been duly elected or appointed and qualified;

●	For Proposal 2 – the ratification of appointment of EKS&H LLLP as the independent auditor of the Company for fiscal year 2018;

●	For Proposal 3 – to approve, on an advisory basis, the 2017 compensation of the Company’s Named Executive Officers;

●	For Proposal 4 – to approve amendments to the U.S. Energy Corp. Amended and Restated 2012 Equity Incentive Plan; and

●	For Proposal 5 – to approve such other business as may arise that can properly be conducted at the Annual Meeting, or any adjournment or postponement thereof in accordance with the Bylaws of the Company.

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Granting Your Proxy

Your shares will be voted as you specify if you properly complete and return the appropriate form of proxy. If you make no specifications, your proxy will be voted in favor of each proposal listed above.

We do not expect any matters to be presented for action at the meeting other than the matters stated in the Notice of Annual Meeting accompanying this Proxy Statement. However, as permitted by SEC Rule 14a-4(c), the proxy will confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named as proxies intend to vote in accordance with their judgment on any such matters.

Revoking Your Proxy

If you are a shareholder of record and submit a proxy, you may revoke it later or submit a revised proxy at any time before it is voted. You also may attend the meeting in person and vote by ballot, which would cancel any proxy you previously submitted. If you are a street name shareholder and you vote by proxy, you may change your vote prior to the meeting by submitting new voting instructions to your broker or other nominee in accordance with that entity’s procedures.

Proxy Solicitation

We will pay all expenses of our solicitation of proxies for the Annual Meeting. In addition to solicitations by mail, arrangements have been made for brokers and other nominees to send proxy materials to beneficial owners, and we will reimburse those brokers and other nominees for their reasonable expenses. We have not hired a solicitation firm for the meeting. Our employees and directors will solicit proxies by telephone or other means, if necessary; they will not receive additional compensation for these services.

Requirement and Deadlines for Shareholders to Submit Proposals

Under SEC Rule 14a-8, if a shareholder wants us to include a proposal under that rule to be included in our proxy statement and presented at the annual meeting of shareholders to be held in July 2019, information about the proposal must have been received by us in writing at least 120 calendar days in advance of the first anniversary of the delivery of these proxy materials, or 120 days prior to August 1, 2019, at U.S. Energy Corp., 950 S. Cherry Street, Suite 1515, Denver, Colorado 80246; Attention: David A. Veltri, Chairman and Chief Executive Officer. For a shareholder proposal to be considered at our next annual meeting that will not be included in our proxy statement for that meeting (including director nominations), written notice of the proposal must be delivered to the Company’s Secretary, in accordance with the Company’s Bylaws, at least 90 calendar days before the date of such meeting.

Copies of Our Form 10-K

Promptly upon receiving a request from any shareholder, we will send to the shareholder without charge a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, with exhibits, as filed with the SEC. Please address your request to Ryan Smith, Chief Financial Officer, at U.S. Energy Corp., 950 S. Cherry Street, Suite 1515, Denver, Colorado 80246.

Appraisal Rights

No action is proposed at the Annual Meeting for which the laws of the State of Wyoming or our charter documents provide a right of our shareholders to dissent and obtain appraisal of or payment for such shareholders’ common stock.

CORPORATE GOVERNANCE

Board of Directors, Audit, Compensation and Nominating Committees

We are committed to sound corporate governance principles. As evidence of this commitment, the Board has adopted charters for its committees and a Code of Ethics. These documents, along with the Company’s Restated Articles of Incorporation and Bylaws, provide the framework for our corporate governance. The charters of the Audit Committee, the Compensation Committee, and the Nominating Committee may be viewed at our web site (www.usnrg.com), at the tab “Investors,” then go to “Governance.” The Code of Ethics also may be viewed at that location. If these documents are amended (or if the Code of Ethics is waived in a manner requiring disclosure under SEC rules), the amendments (and the occurrence of the waiver of the Code of Ethics) will be disclosed on the website as required by the SEC. Copies of each of these documents are available without charge to any person who requests them, by sending a request to U.S. Energy Corp., Attn: Ryan Smith, Chief Financial Officer, 950 S. Cherry Street, Suite 1515, Denver, Colorado 80246.

Board and Committee Independence

The Board is comprised of a majority of independent directors. Specifically, the Board has determined J. Weldon Chitwood, John G. Hoffman, and Javier F. Pico are independent under applicable NASDAQ rules. In addition, the Audit Committee, the Compensation Committee, and the Nominating Committee are each comprised solely of independent directors as required under the applicable requirements of NASDAQ and the SEC.

Board Leadership

Pursuant to the Company’s Bylaws the Chief Executive Officer shall also serve as the Chairman of the Board of Directors. David A. Veltri, as Chief Executive Officer and Chairman of the Board of Directors, sets the agenda for and presides over Board meetings.

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The Company does not have not have a lead independent director. The Board believes that the combined role of Chairman and Chief Executive Officer is currently in the best interest of U.S. Energy shareholders due to the more cost-efficient nature which benefits the Company as its seeks potential growth opportunities.

Meetings of the Board

The Board consists of four members and they have primary responsibility for directing management of the business. During 2017, the Board held six formal meetings, which were attended by all of the directors serving on the Board in person or by telephone.

Attendance at Annual Meetings by Directors

Directors are encouraged, but not required, to attend annual meetings. At the Company’s last annual meeting held on July 17, 2017, one director was in attendance.

Communications from Shareholders to the Board

The independent directors have established a process for collecting and organizing communications from shareholders. Shareholders may send communications to the Board by addressing their communications to Ryan Smith, Chief Financial Officer, at 950 S. Cherry Street, Suite 1515, Denver, Colorado 80246. Pursuant to this process, Mr. Veltri, the Chief Executive Officer then reviews the communications and determines which of the communications address matters of substance that should be considered by all directors, and sends those communications to all the directors for their consideration.

Audit Committee

To provide effective direction and review of fiscal matters, the Board has established an Audit Committee. The Audit Committee has the responsibility of reviewing our financial statements, exercising general oversight of the integrity and reliability of our accounting and financial reporting practices, and monitoring the effectiveness of our internal control systems. The Audit Committee also retains our independent outside audit firm and recommends selection of the internal audit firm. It also exercises general oversight of the activities of our independent auditors, principal financial officer, principal accounting officer, accounting employees and related matters. The Chairman of the Audit Committee is Javier F. Pico. The Board has determined that Mr. Pico is an audit committee financial expert as defined in Item 407(d) of SEC Regulation S-K. Other members of the Audit Committee are J. Weldon Chitwood and John G. Hoffman. All members of the Audit Committee are independent directors under applicable NASDAQ and SEC rules.

The Audit Committee met four times in 2017. All Committee members attended each meeting in person or by telephone. The Committee reviewed our financial statements for each quarter in 2017 and the year as a whole and discussed the financial statements with management and our independent audit firm. Based on the foregoing, the Committee recommended to the Board at the Audit Committee meeting held on March 23, 2018 that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017. During the year ended December 31, 2017, the Audit Committee Chairman also met independently of management with the firm that performs internal control testing for the Company pursuant to Section 404 of the Sarbanes-Oxley Act. The Committee also reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis.

Compensation Committee

The Company has a Compensation Committee, the members of which are John G. Hoffman (Chairman), J. Weldon Chitwood, and Javier F. Pico. These members are independent under applicable criteria established by NASDAQ. This Committee met formally on four occasions in 2017, and discussed compensation matters informally several times during the year. All Compensation Committee members attended all meetings of the Committee during 2017 either in person or by telephone.

The Compensation Committee reviews and recommends to the Board compensation packages for the officers of the Company. The Compensation Committee may delegate to a subcommittee or to the Chief Executive Officer or other officer of the Company such of its duties and responsibilities as the Committee deems to be in the best interests of the Company, provided such delegation is not prohibited by law or NASDAQ rule.

Nominating Committee

The Company has a Nominating Committee, the members of which are J. Weldon Chitwood (Chairman), John G. Hoffman and Javier F. Pico. These members are independent directors under NASDAQ rules. The Nominating Committee is responsible for identifying and recommending to the Board nominees for election to the Board. This process involves consulting with the Company’s CEO to identify qualified candidates with expertise in one of the business areas of the Company, including financial, oil and gas, and investment banking expertise. Once identified, the Nominating Committee reviews the qualifications (including capability, availability to serve, conflicts of interest, and other relevant factors) of any identified potential director candidate and where necessary assists in interviewing such candidate. It recommends to the Board appropriate nominees to election to be included in the Company’s proxy statement for the annual shareholders meeting. The Nominating Committee met once during 2017 with all members attending either in person or by telephone.

Shareholder Recommendations

The Nominating Committee (which is comprised solely of independent directors) considers and recommends to the Board individuals who may be suitable to be nominated to serve as directors. All director candidates recommended by a shareholder, or a director or officer, will be evaluated by the Nominating Committee in good faith. The Nominating Committee considers diversity in identifying nominees for director, but has not adopted a formal written diversity policy. The charter of the Nominating Committee sets forth a procedure for shareholders to follow in recommending director candidates to the Committee. Pursuant to the charter, a nominating shareholder should provide a written request that the Committee consider a particular candidate at least 150 days prior to the meeting at which the candidate would be elected. The request must include specified information about the candidate, including a discussion of his or her background and experience, and related matters, and the candidate must have certain attributes and experience, in each case as described in the charter.

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For the Annual Meeting scheduled for September 11, 2018, the Nominating Committee did not receive a request from any shareholder for consideration of a director nominee candidate.

Executive Committee

The Executive Committee helps implement the Board’s overall directives as necessary. Members include David A. Veltri (Chairman) and Javier F. Pico. The Executive Committee does not regularly conduct formal meetings. The Executive Committee did not hold any meetings in 2017.

Hedging Committee

The Company has a Hedging Committee to review and approve the use of all swap agreements. Members include David A. Veltri (Chairman), J. Weldon Chitwood and John G. Hoffman. This Committee met formally on four occasions in 2017 and discussed hedging matters informally several times during the year. All Hedging Committee members attended all meetings of the Committee during 2017 either in person or by telephone.

Risk Oversight

The Company faces various risks in its business, including liquidity and operational risks. Liquidity risk is encountered in the context of balancing contractual commitments to spend capital, and also is involved in the Company’s hedging commitments for oil and gas price protection. Any change in our hedging strategy will require the approval of the Board.

General business operations are managed by our chief executive officer, who reports to the Board as needed on developments in approved areas. Operations are run in conformity with the annual budget presented by management and approved, with appropriate modifications as needed throughout the year, by the Board. However, material budget variations (for example, a proposed acquisition or disposition of a significant property or an entry into a significant joint venture) are subject to prior approval by the Board, even if the category and fund allocation generally had been previously approved by the Board. In these situations, the Chairman will call a Board meeting to discuss specific terms, costs and variables, and associated risks, before committing the Company. We believe this process provides the Board with a continuing and key role in risk oversight.

Compensation Risk Assessment

We do not believe that our compensation programs encourage excessive risk taking. Risk mitigating factors of our compensation program and Board governance include:

●	A mix of short-term and long-term incentives designed to incentivize creation of long-term shareholder value; and

●	Caps on awards under our bonus programs, along with the use of targeted performance goals designed to emphasize metrics that lead to long- term shareholder value creation.

Principal Holders of Voting Securities and Ownership by Officers and Directors

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 19, 2018, by (a) each shareholder who is known to us to own beneficially 5.0% or more of our outstanding common stock; (b) each of our directors; (c) our executive officers, and (d) all directors and executive officers as a group. This information is based on SEC reports or as otherwise known by us. Except as otherwise indicated, and except for shares subject to forfeiture, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of common stock.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of July 1, 2018. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of July 1, 2018 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Such options are assumed to be exercised for purposes of these calculations, even though such exercise prices are currently in excess of the closing price of our common stock of $1.30 as of July 1, 2018. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors and officer is c/o U.S. Energy Corp., 950 S. Cherry Street, Suite 1515, Denver, Colorado 80246.

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Title of Class	Name of Beneficial Owner	Position with Company	Beneficial Ownership		Percent of Class
	Directors and Executive Officers

Common	David A. Veltri	Chairman and Chief Executive Officer	284,870	(1)	2.2%
Common	Ryan L. Smith	Chief Financial Officer	94,500	(2)	*
Common	J. Weldon Chitwood	Director	20,000		*
Common	John G. Hoffman	Director	20,000		*
Common	Javier F. Pico	Director	20,000		*
	Directors and executive officers as a group (5 people)		439,370		3.4%

	Shareholders in Excess of 5%

Common	APEG Energy II, L.P.	Shareholder	5,819,270	(3)	45.6%
Preferred	Mt. Emmons Mining Company 333 N. Central Avenue Phoenix, AZ 85004	Convertible Preferred Shareholder	793,349	(4)	5.9%**

* Less than one percent

**Assumes full conversion of shares

(1)	Mr. Veltri’s beneficial ownership consists of (i) ownership of 256,998 shares of our common stock, (ii) 5,555 shares underlying stock options that are presently exercisable, and (iii) the ability to exercise dispositive rights in his capacity as an ESOP Trustee over 22,317 shares currently owned by the ESOP.

(2)	This table does not include unvested options to purchase 100,000 shares of common stock Granted to Mr. Smith on November 11, 2017 at an exercise price of $1.16.

(3)	APEG Energy II, L.P. beneficial ownership based on information disclosed in the Form 3 filed with the Securities and Exchange Commission on January 29, 2018.

(4)	On February 11, 2016, Mt. Emmons Mining Company, a subsidiary of Freeport-McMoRan Inc., acquired 50,000 shares of our Series A Convertible Preferred Stock (“Preferred Stock”) with an initial liquidation preference of $2,000,000 ($40.00 per share). The Preferred Stock accrues dividends at a rate of 12.25% per annum and such dividends are not payable in cash but are accrued and compounded quarterly in arrears and added to the initial liquidation preference. As of December 31, 2017, the adjusted liquidation preference was approximately $2.5 million. In no event will the aggregate number of shares of Common Stock issued upon conversion be greater than 793,349 shares. The Preferred Stock will generally not vote with the Company’s Common Stock on an as-converted basis on matters put before the Company’s shareholders.

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PROPOSAL 1: ELECTION OF DIRECTORS

Directors

The Company’s Board currently consists of four directors. The size of the Board is fixed at five, and there is one vacancy. The Company’s Articles of Incorporation provide for the division of the Company’s Board into three classes as equal in number as the total number of members of the Board provided in the Bylaws permits. The Company’s Bylaws limit service of the independent directors to two three-year terms. If recommended by the Chairman of the Board and approved by the Board, an independent director may serve one additional term.

The nominee for election at the Annual Meeting is John G. Hoffman. Please see biographical information for the directors and the nominees below, under the heading “Business Experience of Directors and Officers.” If approved by the shareholders, John G. Hoffman will serve a term that will expire at the 2021 annual meeting.

Executive Officers

The executive officers of the Company are elected by the Board at the annual directors’ meeting which follows each annual shareholder’s meeting, to serve until the officer’s successor has been duly elected and qualified, or until earlier death, retirement, resignation or removal. Please see biographical information for our executive officers below, under the heading “Business Experience of Directors and Officers.”

Business Experience of Directors and Officers

Set forth below is certain biographical information for each director and executive officer as of the date of this Proxy Statement. The Nominating Committee selects nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership and an understanding of our oil and natural gas exploration and production business. Our overall objective is to identify a group of directors that can best contribute to our long-term success. All of the directors and the nominees discussed below are seasoned leaders who collectively bring to the Board a vast array of oil and gas industry, public company, private company, and other business experience, all at the senior executive officer level, and who meet our director qualification standards. Among other attributes, the members of our Board possess a wide breadth of varied skills, experience and leadership in the natural resources and energy industries, finance and accounting, risk management, operations management, strategic planning, business development, regulatory and government affairs, corporate governance, human resources and compensation, and public policy—qualities that led the Nominating Committee and the Board to conclude that these individuals should serve as our directors at this time, in light of our business and structure, overall industry environment, and our long-term strategy. The specific experiences, qualifications, attributes, and skills of each director and nominee are briefly described below. In addition, the directors and nominees represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and fresh perspectives on our Company, and have a demonstrated ability to work collaboratively with candid discussion.

J. Weldon Chitwood (53) - Independent Director. Mr. Chitwood was appointed to the Board on May 8, 2017. Mr. Chitwood served as President, Director, and Regional Vice President of Shaw Industries Subsidiaries, Spectra Flooring and Carpets International in Seattle, San Francisco and London from 1988 to 2005. Since that time he has served in various executive and board of director roles for Brand Partners from 2003 to 2004, Beaulieu Group from 2005 to 2013, Mohawk Industries from 2014 to 2016, and is currently Vice President, Real Estate Operations for Angelus Private Equity Group. With the exception of Angelus Private Equity Group, the parent organization of APEG Energy II, L.P., which is an affiliate of the Company, none of the entities with which Mr. Chitwood has been employed is a parent, subsidiary, or affiliate of the Company. The Board has concluded that Mr. Chitwood’s experience qualifies him for service as an independent director and as a member of the Compensation, Audit, Hedging and Nominating Committees.

John G. Hoffman (60) - Independent Director and Director Nominee. Mr. Hoffman was elected to the Board on May 8, 2017. Mr. Hoffman has more than 36 years of experience in the domestic and international energy industry. Mr. Hoffman currently serves as the Chief Executive Officer of Painted Pegasus Petroleum (P3 Petro). Prior to Mr. Hoffman’s position at P3 Petro, he served as Chief Executive Officer of Black Elk Energy from 2007 to 2014. None of the entities with which Mr. Hoffman has been employed is a parent, subsidiary, or affiliate of the Company. Mr. Hoffman is a licensed and Registered Professional Engineer with over 36 years of domestic and international industry experience and has demonstrated expertise in field development and the identification and implementation of initiatives to improve operations. Mr. Hoffman holds a Bachelor of Science in mining engineering from the University of Missouri at Rolla. The Board has concluded that Mr. Hoffman’s experience qualifies him for service as an independent director and as a member of the Audit, Compensation, Nominating and Hedging Committees.

Javier F. Pico (59) - Independent Director. Mr. Pico was appointed to the Board on May 8, 2017 and elected by the shareholders on July 17, 2017. Mr. Pico has practiced law for 27 years and is the Managing Partner of Javier F. Pico, P.C. Law Offices in Boston, Massachusetts since 1992 practicing business, real estate and immigration law. Mr. Pico’s law practice is not a parent, subsidiary, or affiliate of the Company. He has received his Juris Doctor from the Boston School of Law and is licensed to practice law in New York and Massachusetts. The Board has concluded that Mr. Pico’s experience qualifies him for service as an independent director and as a member of the Audit, Compensation and Nominating Committees.

Ryan L. Smith (35) – Chief Financial Officer. Mr. Smith has served as the Company’s Chief Financial Officer since May 2017 and consulted for the Company from January 2017 to May 2017. Prior to this position, Mr. Smith served as Emerald Oil Inc.’s Chief Financial Officer from September 2014 to January 2017 and Vice President of Capital Markets and Strategy from July 2013 to September 2014. Prior to joining Emerald, Mr. Smith was a Vice President in Canaccord Genuity’s Investment Banking Group focused solely on the energy sector. Mr. Smith joined Canaccord Genuity in 2008 and was responsible for the execution of public and private financing engagements along with mergers and acquisitions advisory services. Prior to joining Canaccord Genuity, Mr. Smith was an Analyst in the Wells Fargo Energy Group, working solely with upstream and midstream oil and gas companies. Mr. Smith holds a Bachelor of Business Administration degree in Finance from Texas A&M University.

David A. Veltri (60) – Chairman, Chief Executive Officer, President, and Director. Mr. Veltri served as the Company’s President and Chief Operating Officer beginning in December 2014 and was elected as Chief Executive Officer in September 2015. Mr. Veltri has over 36 years of oil and natural gas industry experience with a major oil company and several independent oil companies, where he has managed and provided engineering for all phases of upstream and mid-stream oil and natural gas operations, covering North Dakota, Wyoming, the Rocky Mountains, the Southern U.S., Mid-Continent, Louisiana, Texas and various international locations. Mr. Veltri served as Chief Operating Officer of Emerald Oil, Inc. from November 2012 until December 2014. Mr. Veltri served as an independent petroleum engineering consultant from October 2011 through November 2012. From August 2008 through September 2011, Mr. Veltri served as Vice President/General Manager of Baytex Energy USA Ltd., where he managed business unit operations, capital drilling programs, lease maintenance and producing properties in the Williston Basin in North Dakota. From September 2006 to July 2008, Mr. Veltri was Production Manager at El Paso Exploration and Production Company, where he managed producing oil and natural gas properties located in northern New Mexico. Mr. Veltri received a Bachelor of Science in Mining and Engineering from West Virginia University.

6

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directors, executive officers, and persons beneficially holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in that ownership in reports that must be filed with the SEC and us. The SEC has designated specific deadlines for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due.

Based solely on a review of reports furnished to us and written representations from the filing persons, all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed in 2016 under Section 16(a) of the Exchange Act with the exception of the following, which were not timely filed.

Name	Filing Type	Transaction Date
APEG Energy II, L.P.	Form 3	December 29, 2017
J. Weldon Chitwood	Form 4	August 16, 2017
John G. Hoffman	Form 4	August 16, 2017
Javier F. Pico	Form 4	August 16, 2017
David A. Veltri	Form 4/A	October 18, 2017
David A. Veltri	Form 4	March 23, 2018
Ryan Smith	Form 4	March 23, 2018

Board Recommendation

The Board recommends you vote “FOR” Proposal 1. For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the election of John G. Hoffman as a director of the Company to serve until the third succeeding annual meeting of shareholders to be held in 2021 and until his successor has been duly elected or appointed and qualified.”

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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board seeks shareholder ratification of the Audit Committee’s engagement and appointment of EKS&H LLLP (“EKS&H”), certified public accountants, to act as the independent registered public accounting firm for our financial statements for the year ending December 31, 2018. The Audit Committee has not determined what action, if any, would be taken should the appointment of EKS&H not be ratified at the meeting. A representative from EKS&H will be present at the Annual Meeting in person or by telephone to respond to appropriate questions and will be provided the opportunity to make a statement at the meeting.

Principal Accounting Fees and Services

The Audit Committee approves the terms of engagement before we engage the audit firm for audit and non-audit services, except as to engagements for services outside the scope of the original terms, in which instances the services are provided pursuant to pre-approval policies and procedures established by the Audit Committee. These pre-approval policies and procedures are detailed as to the category of service and the Audit Committee is kept informed of each service provided. These policies and procedures, and the work performed pursuant thereto, do not include any delegation to management of the Audit Committee’s responsibilities under the Exchange Act.

Moss Adams LLP (“Moss Adams”), the Company’s independent registered accounting firm for the fiscal year ending December 30, 2017 charged the following fees related to our 2017 financial statements, all of which were approved by the Audit Committee:

	2017
	Amount	Percent

Audit fees(1)	$99,750	100%
Audit-related fees	-	N/A
Tax fees	-	N/A
All other fees	-	N/A
Total	$99,750

(1)	Includes fees for the 2017 audits of our annual financial statements and reviews of our quarterly financial information filed with the SEC.

Relationship with Independent Accountants

On May 31, 2018, the Audit Committee of the Company engaged EKS&H to serve as the independent registered public accounting firm for the Company. With the exception of consulting with EKS&H on the treatment of the Company’s debt for equity exchange completed in December 2017, the Company has not consulted EKS&H on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) for the fiscal years ended December 30, 2017 and December 30, 2016.

On April 30, 2018, the Company’s Chairman of the Audit Committee and Chief Financial Officer received formal notice that Moss Adams, made the decision to decline to stand for re-election as the Company’s independent registered public accounting firm for the year ended December 31, 2018, and the auditor-client relationship between Moss Adams and the Company ended upon the filing of the Company’s Form 10-Q for the quarter ended March 31, 2018, filed on May 14, 2018. Neither the Audit Committee of the Company nor the Board of Directors recommended Moss Adams’ decision to not stand for re-election. A representative from Moss Adams will not be present at the Annual Meeting in person or by telephone to respond to questions.

Effective November 16, 2017, Hein & Associates LLP (“Hein”), the independent registered public accounting firm for the Company for the fiscal year ended December 30, 2016, combined with Moss Adams. As a result of this transaction, on November 16, 2017, Hein resigned as the independent registered public accounting firm for the Company. Concurrent with such resignation, the Company’s audit committee approved the engagement of Moss Adams as the new independent registered public accounting firm for the Company.

Moss Adams audited our financial statements for the year ended December 31, 2017. Hein, which, combined with Moss Adams, audited our financial statements for the years ended December 31, 2016 and 2015. There were no disagreements between the Company and Moss Adams concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which were not resolved to the satisfaction of that firm.

The audit reports of Hein on the Company’s financial statements for the years ended December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except, the audit report of Hein on the Company’s financial statements for the year ended December 31, 2016 contained an explanatory paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern. The circumstances surrounding this disclosure were subsequently alleviated as described in the Company’s Form 10-Q for the quarter ended September 30, 2017.

During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Hein’s resignation, there were no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hein would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

During the two most recent fiscal years ended December 31, 2017 and through the subsequent interim period preceding Moss Adams’ declination to stand for re-election and Hein’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except that for the year ended December 31, 2016, a material weakness existed in the Company’s internal control over financial reporting, as described in Item 9A to the Company’s annual report on Form 10-K for the year ended December 31, 2016 and Item 4 of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017.

Board Recommendation

The Board recommends you vote “FOR” Proposal 2. For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders ratify the Audit Committee’s appointment of EKS&H LLLP, certified public accountants, to act as the auditors of the Company’s financial statements for the year ending December 31, 2018.”

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PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our shareholders are entitled to cast an advisory “say-on-pay” vote at the Annual Meeting to approve the compensation of the Company’s executive officer as disclosed in this Proxy Statement. The Company will hold an advisory vote on executive compensation every year until the next required advisory vote with respect to the frequency of advisory votes on executive compensation. At the 2017 annual shareholders meeting, the say-on-pay vote was 879,537 votes for, 224,878 against, and 9,341 shares abstaining.

As an advisory vote, this Proposal 3 is not binding on the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

Our executive compensation programs are designed to provide a competitive level of compensation to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance shareholder value.

Board Recommendation

The Board recommends you vote for Proposal 3. For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of our named executive officers for 2017 as disclosed in the proxy statement for U.S. Energy’s 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, the compensation tables and the narrative disclosures that accompany the compensation tables.”

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth information regarding compensation for our named executive offers for the years indicated:

Name and Position	Year	Salary		Bonus	Stock Awards		Option Awards	All Other Compensation		Total

David A. Veltri	2017	$359,008		-	$34,999	(2)	-	-		$393,999
Chief Executive Officer	2016	$359,000		-	-		-	$3,072	(3)	362,072

Ryan L. Smith	2017	$150,658	(1)	-	-		$94,757	$80,400	(4)	$325,815
Chief Financial Officer	2016	-		-	-		-	-		-

(1)	Mr. Smith began receiving an annual base salary of $240,000 beginning on May 23, 2017 when he was appointed Chief Financial Officer of the Company by the Board. Mr. Smith previously consulted for the Company from January 16, 2017 until his appointment as Chief Financial Officer.
(2)	On September 23, 2016, the Board of Directors granted restricted stock to each member of the Board for 58,500 shares per Board member. In connection with the resignations of four members of the Company’s Board of Directors, the restricted stock grants were amended and all members of the Board of Directors subsequently agreed to accept 33,332 fully-vested shares each, in lieu of the 58,500 share grants.
(3)	All Other Compensation for Mr. Veltri during 2016 is primarily comprised of a $3,072 401(k) contribution.
(4)	All Other Compensation in 2017 for Mr. Smith is primarily comprised of consulting fees.

Outstanding Equity Awards

The following table provides information relating to the unexercised stock options and the unvested stock awards for the Named Executive Officers as of December 31, 2017. Each award to each named executive is shown separately, with a footnote describing the award’s vesting schedule.

	Stock Option Awards					Restricted Stock Awards
	Number of					Shares of
	Securities Underlying Unexercised Options			Option Exercise	Option Expiration	Restricted Stock That Have Not Vested
Name	Exercisable	Unvested		Price	Date	Number	Market Value

David A. Veltri	16,666	-		$9.00	1/25/2025	-	$0

Ryan L. Smith	-	100,000	(1)	$1.16	11/10/2027	-	$0

(1)	In November 2017, Mr. Smith was granted a stock option award for 100,000 shares of common stock, of which one-half of the shares vest on the anniversary dates of the grant in November 2018 and 2019.

Potential Payment Upon Termination or Change in Control

Our named executive officers are eligible to receive certain severance benefits and change in control benefits pursuant to their employment agreement. The potential severance and change in control benefits that our named executive officers could have received as of December 31, 2017 are described below.

The Company entered into employment agreements with Mr. Veltri on October 23, 2015 and with Mr. Smith on May 18, 2017. Mr. Veltri’s employment agreement has a term of two years with automatic renewals for two successive one year terms. Mr. Smith’s agreement has a term continuing until January 1, 2019, following which Mr. Smith’s employment will be on at “at-will” basis.

The employment agreements provide for base salary, bonus and entitle the named executive officers to participate in the Company’s Amended and Restated 2012 Equity and Performance Incentive Plan under such terms and conditions as the Company may determine for any applicable calendar year.

In the event that Mr. Veltri incurs a termination from employment by the Company without Cause (defined below) outside of a Change in Control (as defined below) event, Mr. Veltri would be entitled to receive the following benefits: (a) the base salary owning under the employment agreement through the date of termination; (b) accrued vacation; (c) any reimbursable business expense; (d) cash payment equal to 18 months of COBRA; (e) severance equal to 1.5x of the current annual base salary, plus an amount equal to the current year target bonus as of the date of termination; and (f) accelerated vesting of any unvested equity-based awards as prescribed for and in accordance with the relevant terms of the applicable equity-based compensation programs and award agreements.

In the event that Mr. Veltri incurs a termination from employment by the Company without Cause or for Good Reason (as defined below) in connection with a Change in Control within twelve months of such Change in Control, Mr. Veltri would be entitled to receive the following benefits: (i) the payments identified (a) through (d) of the preceding paragraph; (ii) accelerated vesting of any unvested equity-based awards (iii) any earned but unpaid bonus; (iv) severance pay in an amount equal to 2x the current year’s annual base salary, plus an amount equal to the current year target bonus; (v) reasonable attorney fees incurred as a result of such termination; and (vi) cash payment equal to the cost of coverage under all life insurance, medical, heath, accident, and disability programs in which the executive was entitled to participate immediately prior to the Change in Control for a period of two years from the termination.

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Mr. Veltri’s employment agreement defines Cause as: (i) the negligent and continued failure by the executive to substantially perform his duties with the Company (other than any such failure resulting from disability) after a written demand for substantial performance improvement is delivered to the executive, identifying the manner in which the executive has not substantially performed his duties, or describing his participation in misconduct which is materially injurious to the Company, monetarily or otherwise, unless done or omitted to be done, in good faith and with a reasonable belief that the action or omission was in the best interest of the Company; which failure is not remedied upon notice within 10 calendar days; (ii) that the executive shall have committed an intentional act of fraud, embezzlement or theft in connection with his duties with, or in the course of his employment with, the Company, or been convicted of a felony or other crime involving moral turpitude; (iii) intentional wrongful damage to or misappropriation of property of the Company; (iv) an intentional or grossly negligent refusal or failure to perform executive’s duties, or to carry out the reasonable directions of the Company’s Board of Directors (other than on account of illness or other physical or mental disability), which refusal or failure is not remedied within the 10 calendar days after receipt by the executive of written notice from the Company thereof, or insubordination; or (v) a material breach of any of the provisions of the employment agreement applicable to executive, which breach is not remedied within the 10 calendar days after receipt by the executive of written notice from the Company of such breach; and in any case any such act or failure to act shall be determined by the Board of Directors of the Company to have been materially harmful to the Company. For purposes of the employment agreement, no act, or failure to act, on the part of the executive shall be deemed “intentional” unless done, or omitted to be done, by the executive not in good faith and without a reasonable belief that his action or omission was in the best interests of the Company, as determined by the Board of Directors of the Company in its sole but reasonable discretion.

Mr. Veltri’s employment agreement defines Change in Control as a change in the control of the Company of a nature which would be required to be reported in response to Item 6(e) of the Schedule 14A to Regulation 14A, as promulgated under the Exchange Act (or any successor thereto); provided that, without limitation, a Change in Control shall be deemed to have occurred if: (i) any person is or becomes the beneficial owner directly or indirectly, of 50% or more of a class of equity securities of the Company, or of securities which in the aggregate provide such beneficial owner with 50% or more of the votes entitled to be cast with respect to the election of members of the Board of Directors; (ii) during any period of two consecutive years, the individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute a majority thereof; (iii) any person acquires, directly or indirectly, more than 25% of the outstanding shares of voting securities of the Company, coupled with or followed by the election as directors of the Company of persons who were not directors at the time of such acquisition, if such directors comprise a majority of the Board; (iv) as a result of a tender offer, merger, consolidation, sale of assets, contested election or any combination of those or similar transaction, the directors of the Company immediately before such transaction(s) shall cease to constitute a majority of the Board or of any successor to the Company; (v) the acquisition, directly or indirectly, by another person or entity, in a single transaction or series of related transactions of all or substantially all (greater than 50%) of the Company’s assets; or (vi) the Company’s shareholders approve a plan of liquidation of the Company.

Mr. Veltri’s employment agreement defines Good Reason as the termination by Mr. Veltri of his emplyment subsequent to a Change in Control of the Company within one hundred and twenty (120) days after the occurrence of any of the following events: (i) a significant and material adverse change in the nature or scope of the executive’s duties and responsibilities or other working condition with the Company; (ii) the assignment to the executive of any duties inconsistent with the positions, responsibilities and status of the executive with the company immediately prior to the Change in Control; (iii) any removal of the executive from, or failure to re-elect the executive to, any of such position, except in connection with termination of employment for Cause, disability, retirement or as a result of the executive’s death or termination by the executive, other than for Good Reason; (iv) a reduction by the Company in the executives base salary as in effect immediately prior to the Change in Control; (v) reassignment of the executive to offices more than 25 miles from the location of the Company’s principal executive offices immediate prior to the Change in Control; (vi) failure by the Company to continue in effect any benefit or compensation plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health and accident plan, or disability plan in which the executive is participating immediately prior to the Change in Control, the taking of any action by the Company which would adversely affect the executive’s participation in or materially reduce his benefits under any such plan, or deprive the executive of any material fringe benefit enjoyed immediately prior to the Change in Control; (vii) a failure by the Company to make timely payment to the executive of any amounts he is entitled to under the employment agreement; (viii) any purported termination of the executive’s employment by the Company which is not effected pursuant to a notice of termination (as defined in the employment agreement).

In the event that Mr. Smith incurs a termination from employment by the Company without Cause (defined below) outside of a Change of Control (as defined below) event, Mr. Smith would be entitled to receive the following benefits: (a) all accrued by unpaid base salary through the date of termination; (b) unpaid or unreimbursed expenses; (c) any benefits provided under the Company’s employee benefits plans in accordance with the terms contained in such plans; (d) reasonable relocation costs in accordance with written company policy; (e) unpaid bonus; (f) cash payment equal to twelve (12) months of the employee’s base salary; (g) cash payment equal to 12 months of COBRA; and (h) immediate vesting of any and all equity or equity-related award previously awarded to the employee irrespective of the type of award.

In the event that Mr. Smith terminates his employment for Good Reason (defined below) outside of a Change of Control event, Mr. Smith would be entitled to receive the following: (i) the payments identified in (a) through (d) of the preceding paragraph; (ii) unpaid bonus; and (iii) a cash payment equal to twelve months of COBRA.

In the event that Mr. Smith incurs a termination from employment by the Company without Cause or for Good Reason in connection with a Change of Control during the twelve (12) month period following such Change of Control, Mr. Smith would be entitled to receive the following: (a) all accrued but unpaid base salary through the date of termination; (b) unpaid or unreimbursed expenses; (c) any benefits provided under the Company’s employee benefits plans in accordance with the terms contained in such plans; (d) reasonable relocation costs in accordance with written company policy; (e) unpaid bonus; (f) cash payment equal to 12 months of COBRA (g) immediate vesting of any and all equity or equity-related award previously awarded to the employee irrespective of the type of award; (h) cash payment equal to 1x of the total base salary plus an amount equal to the total value of the annual bonus amount paid during the preceding fiscal year.

Mr. Smith’s employment agreement defines Cause as: (i) a material breach of the terms and conditions of employee’s employment agreement with the Company, (ii) employee’s act(s) of gross negligence or willful misconduct in the course of employee’s employment hereunder that is injurious to the Company, (iii) willful failure or refusal by employee to perform in any material respect employee’s duties or responsibilities, (iv) misappropriation by employee of any assets of the Company, (v) embezzlement or fraud committed by employee, or at employee’s direction, (vi) employee’s conviction of, or pleading “guilty” or “no contest” to a felony under state or federal law.

Mr. Smith’s employment agreement defines Change of Control as the first to occur of any of the following: (i) “change of control event” with respect to the Company, within the meaning of Treas. Reg. §1.409A-3(i)(5); (ii) during any period of two years, individuals who at the beginning of such period constitute the Board (and any new director whose election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other entity, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

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Mr. Smith’s employment agreement defines Good Reason as: without employee’s consent, (i) a material diminution in employee’s title, duties, or responsibilities, (ii) the failure of the Company to pay any compensation pursuant to the employment agreement when due or to perform any other obligation of the Company under the employment agreement, or (iii) the relocation of employee’s principal place of employment by more than fifty (50) miles.

Non-Employee Director Compensation

We generally use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. Additionally, our directors are reimbursed for reasonable travel expenses incurred in attending meetings. In setting director compensation, we consider the significant amount of time that directors expend fulfilling their duties to us as well as the skill level required of such directors. For the year ended December 31, 2017, all non-employee director compensation was paid in stock awards and cash as shown below:

	Nature of Director Fees
Current Director Name(1)	Director	Committee	Stock Awards		Total
J. Weldon Chitwood	-	-	$11,766	(4)	$11,766
John G. Hoffman	-	-	11,766	(4)	11,766
Javier F. Pico	-	-	11,766	(4)	11,766
All directors as a group	-	-	$35,297		$35,297

	Nature of Director Fees
Former Director Name(1)	Director		Committee		Stock Awards		Total
Thomas R. Bandy	$13,333	(2)	-	(3)	$34,999	(4)	$48,332
Jerry W. Danni	13,333	(2)	2,000	(3)	34,999	(4)	50,332
Leo A. Heath	13,333	(2)	1,333	(3)	34,999	(4)	49,665
James B. Fraser	13,333	(2)	-	(3)	34,999	(4)	48,332
Stephen V. Conrad	6,667	(2)	6,667	(3)	34,999	(4)	48,333
All directors as a group	$60,000		$10,000		$174,995		$244,994

(1)	David A. Veltri was appointed to our Board of Directors on December 31, 2015. Mr. Veltri has been omitted from this table since he does not receive additional compensation for serving as a director of the Company. Mr. Veltri’s compensation is described above under “Executive Compensation.” Steven V. Conrad announced his resignation from the Board of Directors effective March 3, 2017. Thomas R. Bandy, Jerry W. Danni, Leo A. Heath and James B. Fraser announced their resignations from the Board of Directors on May 2, 2017.
(2)	Historically, each of our independent directors has received annual cash compensation for serving on our Board of Directors of $40,000, payable at the rate of $3,333 per month. Effective May 8, 2017, with the appointment of new directors J. Weldon Chitwood, John G. Hoffman and Javier F. Pico, each of our independent directors agreed to forego their fees temporarily as a cost savings measure.
(3)	Independent directors receive additional fees for serving as the Chairman of our board committees. Mr. Conrad received an annual fee of $12,000 to serve as Chairman of the Audit Committee. Upon Mr. Conrad’s resignation from the Board of Directors, Mr. Fraser agreed to serve as Chairman of the Audit Committee and was expected to receive an additional $12,000 in annual fees going forward; Mr. Danni received an annual fee of $6,000 to serve as Chairman of our Compensation Committee; and Mr. Heath received an annual fee of $4,000 to serve as Chairman of our Nominating Committee. Effective May 8, 2017, with the appointment of new directors J. Weldon Chitwood, John G. Hoffman and Javier F. Pico, each of our committee chairmen agreed to forego their fees temporarily as a cost savings measure.
(4)	On September 23, 2016, the Board of Directors granted restricted stock to each member of the Board for 58,500 shares per Board member for an aggregate grant of 351,000 shares. In connection with the resignations of four members of the Company’s Board of Directors, the restricted stock grants were amended, and the members of the Board of Directors subsequently agreed to accept 33,332 fully-vested shares each, in lieu of the 58,500 share grants.

Equity Compensation Plan Information

A summary of the combined activity in each of the Company’s equity incentive plans for the year ended December 31, 2017, is as follows:

	Number of Shares to be Issued Upon:
	Exercise of Outstanding Options		Vesting of Restricted Stock
	Number of Shares	Weighted Average Exercise Price Shares	Number of Shares	Weighted Average Grant Date Price	Securities Available for Future Issuance

Plans Approved by Shareholders
2001 Incentive Stock Option Plan	67,558	$15.12	-	-	-
2008 Stock Option Plan for Independent Directors and Advisory Board Members	29,779	$19.66	-	-	-
2012 Equity and Performance Incentive Plan	292,350	$5.23	205,547	$1.26	981,008
Total	389,687	$8.05	205,547	$1.26	981,008

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Certain Relationships and Related Transactions

Family Employment

The Company has adopted a nepotism policy pursuant to which family members of any employee, which include fathers, mothers, siblings, sons, daughters, nieces, nephews or grandchildren, may not be hired or terminated by a direct family member. Additionally, family members are not allowed to participate in any discussion relating to the setting of compensation rates for other family members. In addition, an immediate relative of any employee can only be hired after the Compensation Committee has reviewed the application of the direct family member and has satisfied itself that (a) the position is necessary, (b) the position has been adequately advertised, (c) other applicants have been interviewed by non-family managers of the Company and (d) that the family member is the most qualified for the position. Further, written approval from the Chairman of the Compensation Committee must be received along with an approved rate of pay before any family members of any employees, officers or directors can be employed and paid by the Company.

Related Person Transaction Policy

From time to time, we have entered into transactions with certain “related persons,” a category that generally includes executive officers, directors, and beneficial owners of five percent or more of our common stock, and immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related party transactions.” The Audit Committee is responsible for the review and approval of each related party transaction exceeding $120,000, although, as a matter of practice, the Committee reviews, and, if appropriate, approves, all related party transactions regardless of the amount involved.

The Audit Committee considers all relevant factors when determining whether to approve a proposed related party transaction, including (without limitation):

●	the size of the transaction and the amount of consideration that might be paid to a related person;

●	the nature of the interest of the applicable related person; and

●	whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties.

Implementation of the Policy

In determining whether to approve a proposed related party transaction, the Audit Committee must be reasonably satisfied that:

●	the transaction likely will significantly benefit all shareholders, even though it will provide a benefit to the related parties; and

●	goods or services of comparable quality either cannot be obtained from third parties in time to meet the Company’s needs or can be obtained but at a significantly higher cost.

In appropriate circumstances, the Committee may enlist outside sources to obtain information about the possibility of using third party vendors’ goods and/or services.

Compensation of certain related persons other than executive officers is determined by the Compensation Committee rather than the Audit Committee as discussed in “Family Employment.” The policy has been followed by the Committee since 2004.

Related Party Transactions

The Company had a related party payable to its Chief Executive Officer of $0.05 million as of December 31, 2017 for the reimbursement of ordinary business expenses incurred on behalf of the Company.

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PROPOSAL 4: APPROVAL OF AMENDMENTS TO U.S. ENERGY CORP. AMENDED AND RESTATED 2012 EQUITY AND PERFORMANCE INCENTIVE PLAN

Background and Purpose

Our Board has unanimously adopted, and is submitting for shareholder approval, certain amendments to the U.S. Energy Corp. Amended and Restated 2012 Equity and Performance Incentive Plan (the “2012 Plan”). The purpose of amending the 2012 Plan is to increase the number of shares issuable under the 2012 Plan, add contractors of the Company as Eligible Individuals, as that term is defined in the 2012 Plan, and to increase the limitation on grants to an Eligible Individual. The increase in number of shares issuable under the 2012 Plan will allow us to continue to make future grants of equity incentive awards under the 2012 Plan to directors, officers, and employees. The addition of contractors as Eligible Individuals will allow us to be competitive in the market for contractors by giving the Company the ability to pay contractor compensation in equity of the Company. The increase to the limitation on grants to an Eligible Individual will allow the Company to more adequately compensate its directors, officers, employees and contractors while enabling the Company to attract new talent. As described more fully below, we consider such amendments to the 2012 Plan to be a key component of our compensation structure. The past grants received by our executive officers and directors under the 2012 Plan during fiscal year 2017 are set forth above in the sections titled “Executive Compensation” and “Director Compensation,” respectively.

The 2012 Plan was originally adopted on April 24, 2012 and has been amended from time to time. When the 2012 Plan was originally adopted, we reserved 200,000 shares of common stock, as adjusted for the six-for-one reverse stock split in 2016, for issuance under the 2012 Plan. We reserved an additional 333,333 shares of common stock, as adjusted for the six-for-one reverse stock split in 2016, for issuance in connection with the 2012 Plan when it was amended in 2015 and reserved an additional 1,000,000 shares of common stock for issuance when it was last amended in 2017. As of December 31, 2017, 981,008 shares of our common stock remained available for issuance under the 2012 Plan. See “Equity Compensation Plan Information” set forth above in the section titled “Executive Compensation” for additional information regarding the number of shares of our common stock that are available for issuance under the 2012 Plan.

Accordingly, our Board has determined that there are not sufficient shares available for issuance under the 2012 Plan to make future equity grants, a key component of our compensation structure. We consider the 2012 Plan to be an essential element of total compensation of our directors, executive officers and employees and believe the 2012 Plan promotes our interests and the interests of our shareholders by attracting and retaining the services of key employees and qualified directors and encouraging a sense of proprietorship in the Company and stimulating the active interest of those persons receiving awards under the 2012 Plan in our development and success. By increasing the number of shares of common stock available for issuance as awards under the 2012 Plan by 1,000,000 shares, or approximately 8% of our currently outstanding shares of common stock, we believe we will have the flexibility to use equity awards to continue to support our growth strategy and our ability to attract and retain talented executives and employees. Because the amount and timing of specific equity awards in the future is dependent on our employee headcount, management performance, competitive compensation practices and other factors, some of which are beyond our control, it is not possible to know when or if the currently proposed increase in the shares available under the 2012 Plan will be exhausted or the amount of subsequent dilution that may ultimately result from such awards.

The Board’s rationale for reserving an additional 1,000,000 shares of common stock for issuance under the 2012 Plan, is that the Company needs more capacity in the 2012 Plan for purposes of attracting talent as it expands its operations. An increase will help motivate the Company’s officers, directors and employees to accomplish the Company’s goals while balancing the dilutive effect of such additional shares to the shareholders. In addition, there are not sufficient shares currently available for issuance under the 2012 Plan to make future equity grants.

If approved by the shareholders, the amendment to increase the number of common shares reserved for issuance under the 2012 Plan would amend Section 3(a)(i) to read in its entirety as follows:

“(i) Subject to adjustment as provided in Section 13 of the Plan, a maximum of 2,141,008 Shares may be delivered pursuant to Awards under this Plan.”

The 2012 plan, as currently adopted, limits grants to individual participants during any fiscal year of the Company to 400,000 shares. Accordingly, our Board has determined that the limitations on grants to individual participants is too restrictive. The Board believes that increasing the limit on grants to individual participants will better allow the Company to meet is compensation objectives and to attract talent and motivate the Company’s officers, directors and employees to accomplish the Company’s goals.

If approved by the shareholders, the amendment to increase the number of common shares reserved for issuance under the 2012 Plan would amend Section 3(b)(i) to read in its entirety as follows:

“(i) Subject to adjustment as provided in Section 13 of this Plan, the maximum number of shares with respect to which Awards may be granted hereunder to any Participant or Director during any fiscal year of the Company shall be 800,000 shares (the “Limitation”). If an Option is canceled, the canceled Option shall continue to be counted toward the Limitation for the year granted. An Option (or a Stock Appreciation Right) that is repriced during any fiscal year is treated as the cancellation of the Option (or Stock Appreciation Right) and grant of new Option (or Stock Appreciation Right) for purposes of the Limitation for that fiscal year.”

The 2012 Plan, as currently adopted, does not permit the Company to grant equity awards to contractors of the Company. Accordingly, our Board has determined that the Company does not have competitive compensation policies in effect to attract and retain qualified consultants.

If approved by the shareholders, the amendment to add consultants as Eligible Individuals under the 2012 Plan would amend Section 2(k) to read in its entirety as follows:

“Eligible Individual” means an officer, employee, Director, or contractor of the Company or any one or more of its Subsidiaries”

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If Proposal 4 is not approved by shareholders, the Board of Directros believe the Company will not have sufficient shares for future grants under the 2012 Plan, will not be able to meet its compensation objectives, attract talent and motivate the Company’s officers, directors and employees to accomplish the Company’s goals, and will not be able to attract and retain qualified contractors.

A copy of the 2012 Plan, as amended, is included as Appendix A to this Proxy Statement.

Tax Considerations

Our ability to obtain a federal income tax deduction for amounts paid under the 2012 Plan could be limited by Section 162(m) of the Code. Pursuant to Section 162(m) of the Code, the federal income tax deduction for the Company will generally be unavailable for annual compensation in excess of $1 million paid to any of our “covered employees” (within the meaning of Section 162(m) of the Code), which generally include the chief executive officer, the chief financial officer and the three other most highly compensated officers of the Company. In the past, amounts that constituted “performance-based compensation” generally did not count toward the $1 million limit. Nevertheless, under statutory changes mandated by the newly enacted Tax Cuts and Jobs Act (“TCJA”), performance-based compensation is no longer excluded from the application of the $1 million limitation. Statutory changes to Section 162(m) of the Code mandated by TCJA regarding the deductibility of executive compensation do not, however, apply to executive remuneration paid pursuant to a binding, written contract in existence on November 2, 2017, to the extent that the terms of the binding contract are not or were not modified in any material respect on or after such date.

Interest of Certain Persons in Matters to Be Acted Upon

Other than as a result of their right to participate in the 2012 Plan, no person who was a director or executive officer of the Company in the year ended December 31, 2017, or any associate of theirs, has any substantial interest in this proposal.

Required Vote and Recommendation

Provided a quorum of at least a majority of the issued and outstanding shares of common stock is present (in person or by proxy), this proposal will be approved if the votes cast favoring the proposal exceeds the votes cast opposing the proposal. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will not have an effect on the proposal.

Board Recommendation

The Board recommends you vote for Proposal 4. For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the vote to approve the amendments to the U.S. Energy Corp. Amended and Restated 2012 Equity and Performance Incentive Plan to increase the number of shares of common stock reserved for issuance under the 2012 Plan by 1,000,000, add contractors of the Company as Eligible Individuals under the 2012 Plan, and to increase the limitation on grants to an Eligible Individual.”

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PROPOSAL 5: ADJOURNMENT PROPOSAL

At the Annual Meeting, we may adjourn, or ask shareholders to vote to adjourn, the Annual Meeting to solicit additional proxies in favor of the approval of the proposals in this Proxy Statement if we have not obtained sufficient votes to approve the proposals. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter. Because this vote is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you.

Board Recommendation

The Board recommends you vote “FOR” Proposal 5. For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies for the proposals contained in this Proxy Statement.”

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Report of the Audit Committee

Management is responsible for the preparation of the Company’s financial statements, and the reporting process, as well as maintaining effective internal control over financial reporting and assessing the effectiveness of the controls. For the fiscal year ended December 30, 2017 Moss Adams LLP was responsible for auditing the annual financial statements of the Company and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States. For the fiscal year ending December 30, 2018 EKS&H LLLP is responsible for auditing the annual financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States. The Audit Committee is responsible for, among other things, reviewing and selecting the independent registered public accounting firm, reviewing our annual and interim financial statements, and pre-approving all engagement letters and fees for audit and non-audit services provided by our independent accountant.

In performing its oversight functions in connection with the Company’s financial statements as of and for the year ended December 31, 2017, the Audit Committee has:

●	Reviewed and discussed the audited financial statements with management and the Company’s independent registered accounting firm, including the quality of the accounting principles, and the reasonableness of significant judgments made in the preparation of the financial statements;

●	Discussed with the Company’s independent registered accounting firm those matters required to be discussed by the statement on Auditing Standards No. 61, as amended and as adopted by the Public Accounting Oversight Board in Rule 3200T;

●	Received written disclosures from the Company’s independent registered accounting firm regarding its independence as required by the PCAOB and discussed with the independent registered accounting firm its independence; and

●	Reviewed and approved the services provided by the independent registered accounting firm.

Based upon the foregoing reports and discussions, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to in its charter, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 28, 2018.

In addition, the Audit Committee engaged EKS&H as the Company’s independent registered public accounting firm for the year ending December 30, 2018, and any interim periods, subject to the ratification of this engagement by the shareholders.

Respectfully submitted by the Audit Committee of the Board

/s/Javier F. Pico, Chairman
/s/J. Weldon Chitwood
/s/John G. Hoffman

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that incorporated documents are considered part of this Proxy Statement. We are disclosing important information to you by referring you to those documents and information we subsequently file with the SEC will automatically update and supersede information contained in this Proxy Statement and in our other filings with the SEC. This document incorporates by reference the Company’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2017, filed on March 28, 2018, and April 25, 2018 respectively, the Company’s quarterly report on Form 10-Q for the quarter ended March 30, 2018, filed on May 14, 2018, and the Company’s current reports on Form 8-K filed on March 28, 2017, May 8, 2017, September 22, 2017, October 5, 2017, November 7, 2017, November 17, 2017, December 29, 2017, January 5, 2018, March 29, 2018, May 4, 2018, and June 4, 2018.

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Appendix A

U.S. Energy Corp.

Amended and Restated 2012 Equity and Performance Incentive Plan

Adopted By the Board: ~~April 24, 2010, March 20, 2015, April 27, 2017~~ April 24, 2018

Approved by the Shareholders: ~~June 29, 2012 June 19, 2015, July 17, 2017~~ September __, 2018

Effective: ~~July 1~~, ~~2012 2015 July 17, 2017~~ September __, 2018

1. Purpose. The purpose of the 2012 Equity and Performance Incentive Plan is to attract and retain officers and other employees of U.S. Energy Corp., a Wyoming corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2. Definitions. As used in this Plan,

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Performance Share, Performance Unit, Other Share-Based Award, or any other right, interest or option related to Shares or other property (including cash) granted pursuant to the provisions of this Plan.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 14 of this Plan, such committee (or subcommittee).

(d) “Change in Control” has the meaning set forth in Section 11.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(f) “Common Stock” means the Common Stock, par value $0.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.

(g) “Company” means U.S. Energy Corp., a Wyoming corporation, and its successors.

(h) “Date of Grant” means the date specified by the Board on which a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(i) “Director” means a member of the Board of Directors of the Company.

(j) “Effective Date” means July 1, 2012. As amended, the Effective Date shall be the later of (1) July 1, 2015, or (2) the date that shareholder approval is obtained for the Amended and Restated 2012 Equity and Performance Incentive Plan.

(k) “Eligible Individual” means an officer, employee, Director, or contractor of the Company or any one or more of its Subsidiaries.

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(l) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the Awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Board, need not be signed by a representative of the Company or a Participant.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(n) “Free-Standing Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option.

(o) “Incentive Stock Options” means Options that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(p) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance objectives themselves.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable.

(q) “Market Value per Share” means, as of any particular date, the closing sale price of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed. If the Common Stock is not traded on a given date, the Market Value per Share means the closing price for a share of Common Stock on the principal national securities exchange on which the Common Stock is traded for the immediately preceding date on which the Common Stock is traded. If the Common Stock is not listed on a national securities exchange, the Market Value per Share shall be the fair market value of a share of Common Stock as determined in good faith by the Board in accordance with the fair market value pricing rules set forth in Section 409A of the Code.

(r) “Optionee” means the Eligible Individual named in an Evidence of Award evidencing an outstanding Option.

(s) “Option Price” means the purchase price per Share payable on exercise of an Option.

(t) “Option” means an option to purchase Common Stock granted pursuant to Section 4 of this Plan.

(u) “Participant” means an Eligible Individual who has received an Award under this Plan.

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(v) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be measured.

(w) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(x) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(y) “Plan” means this U.S. Energy Corp. 2012 Equity and Performance Incentive Plan, as may be amended from time to time.

(z) “Restricted Stock” means Common Stock granted or sold pursuant to Section 6 of this Plan as to which the applicable Restriction Period has not yet lapsed.

(aa) “Restriction Period” means the period of time during which Restricted Stock is subject to a substantial risk of forfeiture or Restricted Stock Units are subject to restrictions, as provided in Section 6 and Section 7 of this Plan.

(bb) “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive Common Stock or cash at the end of a specified period.

(cc) “Share” means one share of Common Stock.

(dd) “Spread” means, on any applicable measurement date, the excess of the Market Value per Share over the Option Price or Base Price provided for in an Option or Stock Appreciation Right, respectively.

(ee) “Separation from Service” means a Participant’s Termination of Employment with the Company and any of its Subsidiaries or affiliates that qualifies as a “separation from service” for purposes of Section 409A of the Code. A Separation from Service will be deemed to occur where the Participant and the Company, its Subsidiary or affiliate, reasonably anticipate that the bona fide level of services the Participant will perform (whether as an employee or as an independent contractor) will be permanently reduced to a level that is less than thirty-seven and a half percent (37.5%) of the average level of bona fide services the Participant performed during the immediately preceding 36 months (or the entire period the Participant has provided services if the Participant has been providing services to the Company and any of its Subsidiaries or affiliates for less than 36 months).

(ff) “Stock Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and includes both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(gg) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

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(hh) “Tandem Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option.

(ii) “Termination of Employment” means the termination of a Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or affiliates. Unless otherwise determined by the Board, if a Participant’s employment with the Company and its affiliates terminates but such Participant continues to provide services to the Company and its affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. A Participant shall be deemed to incur a Termination of Employment in the event of the disaffiliation of such Participant’s subsidiary, affiliate, or division unless the Board specifies otherwise. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and affiliates do not constitute a Termination of Employment. If an Award is subject to Section 409A of the Code, however, Termination of Employment for purposes of that Award shall mean the Participant’s Separation from Service.

3. Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.

(i)	Subject to adjustment as provided in Section 13 of this Plan, a maximum of 1,981,008 shares of Common Stock may be delivered pursuant to Awards granted under this Plan.

(ii)	Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued to a Participant and, therefore, the total number of shares of Common Stock available under the Plan as of a given date shall not be reduced by any Common Stock relating to prior Awards that have expired or have been forfeited or cancelled. If the Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the share limits set forth in this Section 3. Notwithstanding anything to the contrary contained herein: (A) if shares of Common Stock are tendered or otherwise used in payment of the Option Price of an Option or the Base Price of a Stock Appreciation Right, the total number of shares of Common Stock covered by the Option or Stock Appreciation Right being exercised shall count against the aggregate Plan limit described above and (B) shares of Common Stock withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate Plan limit described above.

(b) Limitations on Grants to Individual Participant.

(i)	Subject to adjustment as provided in Section 13 of this Plan, the maximum number of shares with respect to which Awards may be granted hereunder to any Participant or Director during any fiscal year of the Company shall be 800,000 shares (the “Limitation”). If an Option is canceled, the canceled Option shall continue to be counted toward the Limitation for the year granted. An Option (or a Stock Appreciation Right) that is repriced during any fiscal year is treated as the cancellation of the Option (or Stock Appreciation Right) and grant of new Option (or Stock Appreciation Right) for purposes of the Limitation for that fiscal year.

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4. Options. The Board may, from time to time and upon such terms and conditions as it may determine, grant to Eligible Individuals options to purchase Common Stock. Each grant of Options will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a) Each Evidence of Award will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each Evidence of Award will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant (or 110% of the Market Value Per Share in the case of an Incentive Stock Option issued to the owner of 10% or more of the voting power of the Company or any of its Subsidiaries).

(c) Each Evidence of Award will specify whether the Option Price will be payable, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, in any form of lawful consideration approved by the Committee. As of the Effective Date (and subject to any future action by the Committee to restrict the forms of consideration that may be used to pay the Option Price) the Committee has approved the following:: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Market Value per Share on the date of delivery equal to the Option Price (or portion thereof) due for the number of Shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Market Value per Share on the date of attestation equal to the Option Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock; (ii) a “cashless” exercise program established with a broker; (iii) reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Market Value per Share equal to the aggregate Option Price at the time of exercise; (iv) any combination of the foregoing methods; or (v) any other form of legal consideration that may be acceptable to the Committee including but not limited to “net” or “immaculate” exercise. Unless otherwise specifically provided in the Evidence of Award, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

(d) Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

(e) Each Evidence of Award will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before the Options or installments thereof will become exercisable. The Evidence of Award may provide for the earlier exercisability of such Options in the event of the retirement, death or disability of a Participant, or a Change of Control.

(f) Any Evidence of Award Option may specify Management Objectives that must be achieved as a condition to the Options becoming exercisable.

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(g) Options granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options shall be designated as such in the Evidence of Award and may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(h) No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options.

(i) The exercise of an Option will result in the cancellation on a share for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j) Each Evidence of Award shall specify the period during which the Option may be exercisable; provided, however that no Option will be exercisable more than 10 years from the Date of Grant (5 years for any Incentive Stock Option issued to any owner of 10% or more of the outstanding voting securities of the Company or any of its Subsidiaries). Each Evidence of Award may provide for accelerated expiration of the Option upon the Participant’s Termination of Employment.

5. Stock Appreciation Rights.

(a) The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Options granted hereunder, or (ii) to any Eligible Individual, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) of the Tandem Appreciation Right at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Options; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) of the Free Standing Appreciation Right at the time of exercise.

(b) Each grant of Stock Appreciation Rights will be evidenced by an Evidence of Award which shall identify the Stock Appreciation Right as a Free-Standing Appreciation Right or a Tandem Appreciation Right (and in the case of Tandem Appreciation Rights shall identify the related Option) and shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions of this section and section 5(c) and 5(d) below (as applicable), and those of the remainder of the Plan:

(i)	Each Evidence of Award shall specify the amount payable upon exercise of the Stock Appreciation Right and may provide that such may be paid by the Company in cash, in Common Stock or in any combination thereof and may retain in the Board the right to elect among those alternatives.

(ii)	Any Evidence of Award may specify that the amount payable on exercise of a Stock Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii)	No grant of Stock Appreciation Rights may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Stock Appreciation Rights.

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(c) Each Evidence of Award of Tandem Appreciation Rights shall specify the Base Price of such Tandem Appreciation Rights (which shall generally equal the Option Price of the Related Option) and will provide that such Tandem Appreciation Rights may be exercised only at a time and during the period when the related Option is also exercisable and at a time when the Spread is positive, and by surrender of the related Option for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d) Regarding Free-Standing Appreciation Rights only:

(i)	Each Evidence of Award will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Each Evidence of Award will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Free-Standing Appreciation Right or installments thereof will become exercisable. The Evidence of Award may provide for the earlier exercisability of such Free-Standing Appreciation Rights in the event of the retirement, death or disability of a Participant, or a Change of Control;

(iii)	Any Evidence of Award of Free-Standing Appreciation Rights may specify Management Objectives that must be achieved as a condition of the Free-Standing Appreciation Rights becoming exercisable;

(iv)	Each Evidence of Award shall specify the period during which the Free-Standing Appreciation Right may be exercisable; provided, however that no Free-Standing Appreciation Right will be exercisable more than 10 years from the Date of Grant. Each Evidence of Award may provide for accelerated expiration of the Free-Standing Appreciation Right upon the Participant’s Termination of Employment; and

(v)	Successive grants of Free-Standing Appreciation Rights may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised.

6. Restricted Stock. The Board may, from time to time and upon such terms and conditions as it may determine, grant or sell Restricted Stock to Participants. Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

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(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than or equal to the Market Value per Share at the Date of Grant.

(c) Each Evidence of Award will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code during the Restriction Period, which “substantial risk of forfeiture” may lapse upon the passage of time and/or upon achievement of Management Objectives referred to in subparagraph (e) below.

(d) Each such grant or sale will provide that during the Restriction Period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board in the Evidence of Award (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any Evidence of Award may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each Evidence of Award may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(f) Notwithstanding anything to the contrary contained in this Plan, any Evidence of Award may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant, or a Change of Control.

(g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the Restriction Period be subject to the same restrictions as the underlying award and/or reinvested or deemed reinvested in additional shares of Restricted Stock. In the event such dividends are not reinvested or deemed reinvested in additional shares of Restricted Stock, they shall be paid in cash (without interest) on the date on which the Restricted Period lapses.

(h) Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7. Restricted Stock Units. The Board may, from time to time and upon such terms and conditions as it may determine, grant Restricted Stock Units to Eligible Individuals. Each grant of Restricted Stock Units will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a) Each such grant will constitute the agreement by the Company to deliver one share of Common Stock per Restricted Stock Unit (or to deliver the cash equivalent thereof) to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify in the Evidence of Award. Each Evidence of Award may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Common Shares subject to the Restricted Stock Units as to which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

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(b) Notwithstanding anything to the contrary contained in this Plan, any Evidence of Award may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability of a Participant, or a change of Control.

(c) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote the Common Shares subject to the Restricted Stock Units, but the Board may in the Evidence of Award authorize the payment of dividend equivalents on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock, provided that dividend equivalents shall not be paid in a manner that would cause any tax to be due under 409A of the Code.

(d) Each Evidence of Award Unit will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each Evidence of Award will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be based on the Market Value per Share as of the date on which the Restriction Period lapsed with respect to each Restricted Stock Unit.

8. Performance Shares and Performance Units. The Board may, from time to time and upon such terms and conditions as it may determine, grant Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each grant or sale of Performance Shares and Performance Units will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a) Each Evidence of Award will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time as will be determined by the Board at the time of grant, and may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant, or a Change of Control.

(c) Any Evidence of Award will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each Evidence of Award may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) Each Evidence of Award will specify the payment to be made pursuant to any award of Performance Shares or Performance Units and the time and manner of such payment. Any Evidence of Award may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Stock or in any combination thereof and may retain in the Board the right to elect among those alternatives.

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(e) Any Evidence of Award may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Evidence of Award may provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock subject in all cases to payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid, provided that dividend equivalents shall not be paid in a manner that would cause any tax to be due under 409A of the Code.

9. Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Eligible Individual such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other awards, notes or other property, as the Board shall determine.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9 of this Plan.

(c) The Board may grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

(d) Share-based awards pursuant to this Section 9 are not required to be subject to any minimum vesting period.

10. Transferability.

(a) Except as otherwise determined by the Board, no Option, Stock Appreciation Right or other Award shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such Award be transferred for value. Except as otherwise determined by the Board, Options and Stock Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) Any Evidence of Award may provide that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon (A) the exercise of Options or Stock Appreciation Rights, (B) upon the termination of the Restriction Period applicable to Restricted Stock Units or (C) upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer that are consistent with applicable law.

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11. Change in Control.

(a) In the event of a Change in Control, but notwithstanding any other provision of the Plan to the contrary, the Board may, in its discretion, take any of the actions listed in this Section 11.

(i)	provide that any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become immediately vested and fully exercisable;

(ii)	provide that any Restricted Stock, Restricted Stock Unit and other Awards shall become vested in full;

(iii)	provide that Performance Criteria applicable to Performance Shares and Performance Units or Management Objectives applicable to other Awards shall be deemed to be satisfied and such Awards shall be considered to be earned and payable in full;

(iv)	provide for the assumption or substitution of equal or greater value of any Award on such terms and conditions as the Board deems appropriate and consistent with Section 409A of the Code;

(v)	make such settlements of outstanding Awards as it deems appropriate, including, without limitation, the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Board in its sole discretion; and

(vi)	provide for the cancellation without payment of each Option or Stock Appreciation Right or other Award with an Option Price or Base Price (or similar amount) greater than the consideration offered in connection with any such Change in Control.

(a)	The Board’s actions need not be uniform, and may result in disparate treatment among Participants, Awards, and portions of the same Award, as the Board determines in its sole and absolute discretion.

(b)	Notwithstanding the foregoing, in the event the Board does not, for any reason, provide for the assumption or substitution with an award of equal or greater value of any Award (or portion thereof) pursuant to the Change in Control transaction, such Award (or portion thereof) shall become vested in full immediately prior to such Change in Control.

(c)	To the extent the Board provides for the assumption or substitution with an award of equal or greater value of an outstanding Award (or portion thereof), then, to the extent not otherwise vested by the Board in accordance with the provisions of this Section 11 and notwithstanding any other provision of this Plan to the contrary, during the 12-month period following a Change in Control: (i) upon the involuntary termination of an Optionee or Participant’s employment other than termination for Cause; (ii) upon the voluntary termination of employment by the Participant following a material and adverse change in the Optionee or Participant’s compensation, responsibilities, functions or reporting relationship; or (iii) in the event an Optionee or Participant resigns rather than accept a mandatory relocation greater than 50 miles; then, in any such event, all outstanding Awards held by such Optionee or Participant shall become vested as of the Date of Termination. Any Option or Stock Appreciation Right held by the Optionee or Participant as of the date of the Change in Control that remains outstanding as of the date of Termination of Employment may thereafter be exercised, until the earlier of (i) the third anniversary of the date of Termination of Employment; or (ii) the expiration of the Term of such Option or Stock Appreciation Right. Restricted Stock shall immediately be vested free and transferable. Restricted Stock Units, Performance Shares, Performance Units and other Awards shall be vested as of the Termination of Employment and settled as soon as practicable as specified in the Evidence of Award; provided, however, that if the Award is subject to Section 409A and the Optionee or Participant is a Specified Employee, the Award shall be settled on the first day of the seventh month following the Participant’s Termination of Employment.

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(d)	For purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then-outstanding Shares of Common Stock plus any other outstanding shares of stock of the Corporation entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the Company and any employee benefit plan (or related trust) sponsored by it shall not be deemed to be a Person; or

(ii)	A change in the composition of the Board such that the individuals who constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board. For this purpose, any individual whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board; or

(iii)	The consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries or a sale or other disposition of substantially all of the assets of the Company or a material acquisition of assets or stock of another entity by the Company or any of its Subsidiaries, (each, a “Business Combination”) if:

(A)	the individuals and entities that were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination do not beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of stock and the combined voting power of the then-outstanding voting securities of the corporation resulting from such Business Combination; or

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(B)	a Person beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of stock of the corporation resulting from such Business Combination; or

(C)	members of the Incumbent Board do not comprise at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or

(iv)	A complete liquidation or dissolution of the Company.

(e)	If an Award is subject to Section 409A of the Code, any provision regarding the timing or form of payment upon a Change in Control shall be set forth in the Award Agreement when the Award is granted. The payment or settlement of any such Award that is subject to Section 409A of the Code shall accelerate upon a Change in Control only if the event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code. Any adjustment to the Award that does not affect the Award’s status under Section 409A (including, but not limited to, accelerated vesting or adjustment of the amount of the Award) may occur upon a Change-in-Control as defined in the Plan without regard to this paragraph, even if the event does not constitute a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” under Section 409A.

12. Securities Act Compliance.

(a) If the Board deems it necessary to comply with the Securities Act of 1933, as amended, and the regulations and rulings thereunder, the Board may require a written investment intent representation by the Optionee or Participant and may require a restrictive legend be affixed to certificates for shares of Common Stock.

(b) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) U.S. federal, state or local securities law or (ii) the listing requirements of any national securities exchange on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, until such provisions would be satisfied. Nothing herein shall require the Company to take any actions to cause such exercise, nonforfeitability or delivery to comply with all such provisions.

13. Adjustments. The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Awards, the Option Price of Options and the Base Price of Stock Appreciation Rights, Options and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Board shall also make or provide for such adjustments in the numbers of shares of Common Stock specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 13; provided, however, that any such adjustment to the number specified in Section 3(a)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

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14. Administration of the Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee (the “Committee”) of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such Committee or subcommittee. A majority of the Board or Committee (or subcommittee), as applicable, will constitute a quorum, and the action of the members of the Board or Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Board or Committee (or subcommittee).

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 9 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c) The Board or, to the extent of any delegation as provided in Section 14(a), the Committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Committee or such person may have under the Plan. The Board or the Committee may, by resolution and consistent with applicable law, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the Committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) shall report periodically to the Board or the Committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

15. Clawback. Any benefits the Optionee or Participant may receive under this Plan shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to the Optionee or Participant.

16. Recapture Provisions. Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined from time to time by the Board.

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17. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

18. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant fails to make arrangements for the payment of tax, the Company may withhold such tax from any other form of remuneration payable to the Participant, including, if it determines in its sole and absolute discretion, from shares of Common Stock payable pursuant to the Award having a value equal to the amount required to be withheld. When a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld, or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Stock on the date the benefit is to be included in Participant’s income. In no event shall the Market Value per Share of the Common Stock to be withheld and delivered pursuant to this Section 18 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Options.

19. Amendments, Termination Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 13 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Options or the Base Price of outstanding Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Options or Base Price of the original Stock Appreciation Rights, as applicable, without stockholder approval.

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(c) If permitted by Section 409A of the Code, but subject to Section 20d) hereof, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Stock subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, or in the case of a change of control, the Board may, in its sole discretion, accelerate the time at which such Option, Stock Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 20(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Subject to Section 13 above, no such amendment shall impair any material right of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of the tenth business day following (i) the seventh month after such Separation of Service, (ii) the Participant’s death, (iii) or such earlier date or event on which such amount may be paid without violating the provisions of Code Section 409A.

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(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

21. Code Section 162(m) Provisions.

(a) Covered Employees.

(i)	Notwithstanding any other provision of the Plan, if the Committee determines that any Award is being granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” (within the meaning of 162(m) (3) of the Code), then the Committee may provide that this Section 21 is applicable to such Award.

(b) Performance Goals.

(i)	If an Award is subject to this Section 18, then the lapsing of restrictions thereon and the distribution of Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more specified levels of Performance Criteria as defined in Appendix A. Such Performance Criteria may be based solely by reference to the Company’s performance or the performance of a division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles; provided that the Committee may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such Performance Criteria as “performance-based compensation” under Section 162(m). Such Performance Criteria shall be set by the

Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Before any payments are made with respect to any Awards subject to this Section 21, the Committee shall certify in writing whether and to what extent the Performance Criteria relating to such payment have been met.

(c) Other Restrictions.

(i)	The Committee shall have the power to impose such other restrictions on Awards subject to this Section 21 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

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22. Code Section 280G Reduction in Awards.

(a) Notwithstanding anything to the contrary contained in this Plan, in the event the Company determines, in its sole discretion, that any payment or distribution by the Company to or for the benefit of any Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) (collectively, “Payments”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then there shall be made a calculation under which such Payments provided to the Participant are reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax (the “4999 Limit”). A comparison shall then be made between (A) Participant’s Net After-Tax Benefit (as defined below) assuming application of the 4999 Limit; and (B) Participant’s Net After-Tax Benefit without application of the 4999 Limit. If (B) exceeds (A), then no limit on the Payments received by Participant under this Agreement shall be imposed by this Section 22. Otherwise, the amount payable to Executive pursuant to this Agreement shall be reduced so that no such Payment is subject to the Excise Tax. “Net After-Tax Benefit” shall mean the sum of (x) all payments that Participant receives or is entitled to receive that are in the nature of compensation and contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 280G(b)(2) (either, a “Section 280G Transaction”), less (y) the amount of federal, state, local and employment taxes and Excise Tax (if any) imposed with respect to such payments.

(b) In the event that a reduction in Payments is required pursuant to the immediately preceding paragraph, then, except as provided below with respect to Payments that consist of health and welfare benefits, the reduction in Payments shall be implemented by determining the “Parachute Payment Ratio” (as defined below) for each Payment and then reducing the Payments in order beginning with the Payment with the highest Parachute Payment Ratio. For Payments with the same Parachute Payment Ratio, such Payments shall be reduced based on the time of payment of such Payments, with amounts being paid furthest in the future being reduced first. For Payments with the same Parachute Payment Ratio and the same time of payment, such Payments shall be reduced on a pro-rata basis (but not below zero) prior to reducing Payments next in order for reduction. For purposes of this Section, “Parachute Payment Ratio” shall mean a fraction, the numerator of which is the value of the applicable Payment as determined for purposes of Code Section 280G, and the denominator of which is the financial present value of such Parachute Payment, determined at the date such payment is treated as made for purposes of Code Section 280G (the “Valuation Date”). In determining the denominator for purposes of the preceding sentence (1) present values shall be determined using the same discount rate that applies for purposes of discounting payments under Code Section 280G; (2) the financial value of payments shall be determined generally under Q&A 12, 13 and 14 of Treasury Regulation 1.280G-1; and (3) other reasonable valuation assumptions as determined by Company shall be used. Notwithstanding the foregoing, Payments that consist of health and welfare benefits shall be reduced after all other Payments, with health and welfare Payments being made furthest in the future being reduced first.

Notwithstanding the foregoing, if a Participant is a party to an employment or other agreement with the Company or participates in a severance program sponsored by the Company or one of its affiliates that contains express provisions regarding Section 280G or Section 4999 of the Code (or any similar successor provision), the Section 280G or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any Payments due that Participant.

23. Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Wyoming.

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24. Effective Date/Expiration. This Plan will be effective as of the Effective Date, which is the date on which the Plan is adopted by the Board. The Plan shall be submitted to the Company’s stockholders for approval. Unless the Plan is approved by the Company’s stockholders within twelve (12) months before or after the Effective Date, the Plan and all Awards made under it shall be void and of no force and effect. No grant will be made under this Plan more than ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the Company’s shareholders, whichever is earlier but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. The provisions of this Section 24 shall be applied to the Plan, as amended and restated, as if the Plan were originally established on the date that the Amended and Restated 2012 Equity and Performance Incentive Plan is adopted, and accordingly, the Plan will not expire until ten (10) years following the date the Amended and Restated 2012 Equity and Performance Incentive Plan is adopted.

25. Miscellaneous.

(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option. Such provision, however, will remain in effect for other Options and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Board may, to the extent compliant with applicable law, condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

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U.S. Energy Corp. 950 S. Cherry Street Suite 1515 Denver, CO 80246

VOTE VIA THE INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

U.S. ENERGY CORP.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐	______________________

Nominee:

01) John G. Hoffman

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal No. 2:			
2. To ratify the appointment of EKS&H LLLP as our independent auditor for fiscal year 2018.	☐	☐	☐
The Board of Directors recommends that you vote FOR the following proposal No. 3:			
3. To approve, on an advisory basis, the 2017 compensation of the Company's named executive officers.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal No. 4:			
4. To approve the amendment to the U.S. Energy Corp. Amended and Restated 2012 Equity and Performance Incentive Plan.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal No. 5:			
5. To approve such other business as may arise that can properly be conducted at the Annual Meeting, or any adjournment or postponement thereof in accordance with the Bylaws of the Company.	☐	☐	☐

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check the box to the right then indicate the name(s) and the number of votes to be cast for such nominee(s) on the reverse side of this card. **Please do not check the box unless you want to exercise cumulative voting.** ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please provide your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

U.S. ENERGY CORP.

This proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders to be held September 11, 2018 8:30 AM, MDT

The shareholder(s) hereby appoint(s) David A. Veltri as proxy the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of U.S. ENERGY CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, MDT on September 11, 2018, at the Company's Offices at 950 S. Cherry Street, Suite 1515, Denver, Colorado 80246 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE DIRECTORS SPECIFIED IN PROPOSAL 1 AND FOR EACH OF PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, AND PROPOSAL 5.

CUMULATE

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

Continued and to be signed on reverse side